Exhibit 3.1.1

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

COLDWATER CREEK INC.

a Delaware corporation

Coldwater Creek Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY THAT:

FIRST:    The name of the corporation is Coldwater Creek Inc. (the “Corporation”). The Corporation was originally incorporated on March 1, 1996 pursuant to the General Corporation Law of the State of Delaware. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on or about November 22, 1996 (the “Certificate of Incorporation”);

SECOND:    Pursuant to unanimous written consent of the board of directors of the Corporation dated July 10, 2000, whereby the directors of the Corporation adopted resolutions approving and declaring advisable the following amendment to the Certificate of Incorporation (the “Amendment”);

THIRD:    The Amendment was duly adopted and approved in accordance with the provisions of Section 228 of the Delaware General Corporation Law by the required vote of the stockholders of the Corporation pursuant to a Special Meeting of the Stockholders of the Corporation; and

FOURTH:    That the Amendment was duly adopted and approved in accordance with the provisions of Section 242 of the Delaware General Corporation Law;

BE IT RESOLVED, that Article FOURTH, Subsection (a) of the Certificate of Incorporation be amended to read in its entirety as follows:

FOURTH.    (a)    The Corporation is authorized to issue 61,000,000 shares of capital stock, $0.01 par value. The shares shall be divided into two classes, designated as follows:

Designation of Class	Number of Shares	Par Value
Common Stock	60,000,000	$0.01
Preferred Stock	1,000,000	$0.01

TOTAL:	61,000,000

IN WITNESS WHEREOF, Coldwater Creek Inc. has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be signed by its President and Assistant Secretary this 9th day of August, 2000.

By:
Name:
Title:

ATTEST:

By:
Name:
Title:

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